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                                                                   EXHIBIT 10.29


                               ADVISORY AGREEMENT

        This Advisory Agreement ("Agreement") is made and entered into, at Irvine, California, as of the 20th day of August, 1998, by and between autobytel.com inc., a corporation duly organized under the laws of the State of Delaware (the "Company"), with offices at 18872 MacArthur Blvd., Second Floor, Irvine, California 92612-1400, and Peter R. Ellis (hereinafter referred to as "Ellis" or "Advisor"), who is domiciled at 2715 Lighthouse Lane, Corona Del Mar, California 92526.

                                    RECITALS

        WHEREAS: The Company formerly employed Ellis as Chairman and Chief Executive Officer and desires to continue to Ellis' involvement with the Company as Special Advisor to the Chief Executive Officer.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:


                                    ARTICLE 1

                               TERM OF ENGAGEMENT

        The Company hereby engages Ellis as Special Advisor to the Chief Executive Officer of the Company and Ellis hereby accepts such employment by the Company for a period of two (2) years (the "Term") commencing from the date of this Agreement (the "Commencement Date") and expiring upon the second anniversary of the Commencement Date, unless extended by mutual agreement or sooner terminated as provided for herein.


                                    ARTICLE 2

                             DUTIES AND OBLIGATIONS

        During the Term of this Agreement, Ellis shall make himself reasonably available to the Chief Executive Officer up to a maximum of forty (40) hours per month during the first (1st) year of the Agreement and ten (10) hours per month or thirty (30) hours per calendar quarter during the second year, for consultation and other activities related to formulating and implementing business strategies and relationships. Ellis shall not be required to devote his entire time, attention and energies to the business of the Company and shall not be required to maintain any set hours at the Company's offices. In performing his duties hereunder, Ellis shall act in accordance with the policies of the Company as determined from time to time by the Company's Board of Directors.



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                                    ARTICLE 3

                                  COMPENSATION

        3.1 As compensation for the services to be rendered by Ellis pursuant to this Agreement, the Company hereby agrees to pay Ellis five hundred thousand dollars ($500,000.00) on the execution date hereof; and commencing on the first
(1st) business day of the thirteenth (13th) month of the Term and continuing on the first (1st) business day of each month during the Term thereafter, a payment of five thousand dollars ($5,000.00).

        3.2 The Company shall have the right to deduct or withhold from the compensation due to Ellis hereunder any and all sums required for federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable during the Term.


                                    ARTICLE 4

                                    BENEFITS

        4.1 During the Term, Ellis shall be entitled to participate in all of the Company's employee welfare benefit plans, including but not limited to medical, dental, or disability benefit plans, at the Company's sole expense (except to the extent employee contribution may be required under the Company's benefit plans as they may now or hereafter exist).

        4.2 Until April 30, 1999, the Company shall pay to Ellis a car allowance in the amount of one thousand dollars ($1,000.00) per month, which amount shall be paid on the first (1st) business day of each month.

        4.3 The Company shall reimburse Ellis for legal fees incurred in connection with his transition from Chief Executive Officer to Special Advisor, including legal fees incurred in connection with the negotiation, preparation and entering into this Agreement in an amount not to exceed ten thousand dollars ($10,000.00).

        4.4 Concurrently with the execution of this Agreement, the Parties have entered into a Amended and Restated Promissory Note in the form as attached hereto marked Exhibit "A", wherein the Company has agreed to amend Section 1 thereof in order to extend the maturity date to March 1, 2003, and amend
Section 5 thereof by deletion of Section 5 (ii) in its entirety.



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                                    ARTICLE 5

                                BUSINESS EXPENSES

        5.1 The Company shall pay or reimburse Ellis for all reasonable and authorized business expenses incurred by Ellis during the Term; such payment or reimbursement shall not be unreasonably withheld so long as said business expenses have been incurred for and promote the business of the Company and are normally and customarily incurred by consultants in comparable positions at other comparable businesses in the same or similar market. Notwithstanding the above, the Company shall not pay or reimburse Ellis for the costs of any membership fees or dues for private clubs, civic organizations, and similar organizations or entities, unless such organizations and the fees and costs associated therewith have first been approved in writing by the Company's Board of Directors.


        5.2 As a condition to reimbursement, Ellis shall furnish to the Company adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure as an income tax deduction. Ellis acknowledges and agrees that failure to furnish the required documentation may result in the Company denying all or part of the expense for which reimbursement is sought.


                                    ARTICLE 6

                            TERMINATION OF EMPLOYMENT


        6.1 Termination for Cause. The Company may, during the Term, terminate this Agreement and discharge Ellis for cause, whereupon the respective rights and obligations of the parties hereunder shall terminate (other than Ellis' obligations and the Company's rights with respect thereto under Article 7); provided, however, that the Company shall promptly pay Ellis any amount due and owing pursuant to Articles 3, 4 and 5, prorated to the date of termination. As used herein, the term "for cause" shall refer to the termination of Ellis' employment as a result of any one or more of the following:

               6.1.1 Any conviction of Ellis for a felony or a crime involving moral turpitude, in which event Ellis agrees to resign from employment with the Company and to release the Company from all further obligations under this Agreement.

               6.1.2 Ellis engages in willful misconduct in the performance of his duties hereunder; or

               6.1.3 Ellis shall fail or refuse to perform in any material respect any of his duties or responsibilities as required under this Agreement: provided that termination pursuant to this paragraph 6.1.3 shall not constitute a valid termination for cause unless Ellis shall first have received written notice from the Board of Directors stating with specificity the nature of such failure or refusal and affording Ellis at least fifteen (15) days to correct the act or omission complained of.






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        6.2 Termination Without Cause. Anything in this Agreement to the contrary notwithstanding, the Company shall have the right, at any time in its sole and subjective discretion, to terminate this Agreement without cause upon not less than thirty (30) days prior written notice to Ellis. The term "termination without cause" shall mean the termination of Ellis' employment for any reason other than those expressly set forth in Section 6.1, or no reason at all, and shall also mean the Company's decision to: (a) materially modify, reduce, change, or restrict Ellis' functions, services, duties, rights, and privileges commensurate with Ellis' position as Special Advisor to the Chief Executive Officer of the Company as described in Section 2.1 hereof; or (b) relocate Ellis from the Company's offices located at 18872 MacArthur Boulevard, Irvine, California, 92612-1400 to any other location in excess of fifteen (15) miles beyond the geographic limits of Irvine, California. In the event the Company shall exercise the termination right granted pursuant to this Section 6.2, the Company shall, at the Company's option, either (a) continue to pay Ellis' salary for the remainder of the Term in the same manner and at the same times as Ellis would have received such amounts if he had not been terminated or
(b) within thirty (30) days of notice of termination to Ellis, pay to Ellis a single lump-sum payment, the amount that would have been received by Ellis presuming he had remained employed by the Company for the remainder of the Term. The Company shall also maintain Ellis' health and medical benefits as if Ellis continued to perform his employment services throughout the Term.

        6.3 Death or Disability. Anything in this Agreement to the contrary notwithstanding, upon the death or Disability of Ellis, the Company shall pay to Ellis or his successors, heirs, designees, or assigns, the amount that would have been due and owing to Ellis for the remainder of the Term. "Disability" shall be defined as the inability of Ellis to perform his duties hereunder by reason of physical or mental illness, as certified by a licensed physician.

        6.4 Termination By Ellis. Anything in this Agreement to the contrary notwithstanding, Ellis shall have the right, at any time in his sole and subjective discretion, to terminate this Agreement without cause upon not less than ninety (90) days prior written notice to the Company. In the event Ellis terminates the Agreement pursuant to this section, all salary and benefits shall cease as of the effective date of such termination, and Ellis shall repay to the Company, on or before the effective date of his termination, all unearned, pre-paid salary.


                                    ARTICLE 7
                              RESTRICTIVE COVENANTS

        7.1 Confidentiality. Ellis agrees that, without the Company's prior written consent, he will not use or disclose to any person, firm, association, partnership, entity or corporation, any information concerning: (a) the business operations or internal structure of the Company; (b) the customers of the Company; (c) the financial condition of the Company; and (d) other confidential information pertaining to the Company, including without limitation, trade secrets, technical data, marketing analyses and studies, operating procedures, customer and/or inventor lists, or the existence or nature of any of the Company's agreements; provided, however, that Ellis shall be entitled to disclose such information: (a) to the extent the same shall have otherwise become publicly available (unless made publicly available by Ellis or as a result of the breach by Ellis of his obligations hereunder); or (b) during the course of or in connection with any litigation, arbitration, or other proceeding based upon or in connection with the subject matter of this Agreement.





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7.2 Non-Competition. During the relevant period set forth in Section 7.4, Ellis agrees that he shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature, for or on behalf of any other person or organization that has as its primary business services or information relating to automotive purchasing, financing or insurance on the Internet, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors. The non-competition provisions contemplated hereby cover each and every county in the State of California, as well as every state, territory and commonwealth in the United States of America. The expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement, if those activities do not materially interfere with the services required under this Agreement, and shall not require the prior written consent of the Company's Board of Directors. Notwithstanding anything herein contained to the contrary, this Agreement shall not be construed to prohibit Ellis from making personal investments or conducting private business affairs if those activities do not materially interfere with the services required hereunder and are not designed to circumvent the non-competition provisions hereof. In addition to the foregoing, notwithstanding anything contained herein to the contrary, this Agreement shall not be construed to prohibit Ellis from serving as an advisor, director or board member of any corporation, company, or other business entity which does not have as its primary business services or information relating to automotive purchasing, financing or insurance on the Internet, and such service shall not require approval by the Company's Board of Directors.

        7.3 Non-Solicitation. During the relevant period set forth in Section
7.4. Ellis agrees that, Ellis shall not solicit or hire the services of any employee, officer, or director of the Company (or any person who within twelve
(12) months of the date of such proposed solicitation or hire was an employee, officer or director of the Company) for Ellis' own purposes or for any other person or persons, partnership, firm, association, syndicate, company or corporation. Ellis agrees that during the period set forth in Section 7.4, Ellis shall not, without the express prior written permission of the Company, alone or with others, directly or indirectly, solicit any customer of the Company that was a customer of the Company during the term of Ellis' employment.

        7.4 Ellis hereby acknowledges and agrees that the foregoing covenants are commercially reasonable and reasonably necessary to protect the Company. Ellis' obligations under Section 7.1 shall survive indefinitely notwithstanding any termination of this Agreement. Ellis' obligations under Sections 7.2 and 7.3 shall continue for two (2) years from the Commencement Date, except that in the event Ellis' employment is terminated pursuant to Section 6.2 or Section 6.3, the provisions of Sections 7.2 and 7.3 shall immediately terminate.






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                                    ARTICLE 8

                               GENERAL PROVISIONS

        8.1 The Company shall, to the fullest extent permitted by law, defend and indemnify Ellis and hold Ellis harmless from and against any obligation, liability, claim, action, loss, cost, or expense, including, but not limited to, reasonable attorneys' fees and court costs (1) arising or alleged to arise from Company obligations or liabilities, (2) made or asserted against Ellis individually by virtue of his having been an Advisor, officer, director, or agent of the Company, or (3) arising or alleged to arise from conduct by Ellis within the scope of Ellis' employment duties with the Company. Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify Ellis against liability arising from Ellis' intentional, wrongful conduct or acts, provided that such nature of such acts must be established specifically or specially in a judgment, award, or verdict either by the party which sought liability or by any government or part thereof or by the Company.

        8.2 This Agreement is intended to be the final, complete and exclusive agreement between the parties relating to the employment of Advisor by the Corporation and all prior or contemporaneous understandings, representations and statements, oral or written, are merged herein. No waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

        8.3 No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition.

        8.4 No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought.

        8.5 The rights under this Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.

        8.6 Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing. Such notice shall be personally served, sent by facsimile transmission, or sent prepaid by registered or certified mail with return receipt requested and shall be deemed given (i) if personally served, when delivered to the person to whom such notice is addressed, (ii) if given by facsimile transmission, when a confirmation of answer is received, or (ii) if given by mail, two (2) business days following deposit in the United States mail. Any notice given by telegram, telex or cable shall be confirmed in writing within forty-eight (48) hours after being sent. Such notices shall be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party shall otherwise direct.




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        If to the Company:          autobytel.com inc.
                                    18872 MacArthur Blvd., Second Floor
                                    Irvine, California 92612-1400
                                    Attn: Chief Executive Officer

        If to Advisor:              Peter R. Ellis
                                    2715 Lighthouse Lane
                                    Corona Del Mar, California 92526

        8.7 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

        8.8 This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws.

        8.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

        8.10 The provisions of this Agreement are agreed to be severable, and if any provision, or application/hereof, is held invalid or unenforceable, then such holding shall not effect any other provision or application.

        8.11 As used herein, and as the circumstances require, the plural term shall include the singular, the singular shall include the plural, the neuter term shall include the masculine and feminine genders, and the feminine term shall include the neuter and the masculine genders.

        8.12 Ellis acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company and that he has read and understands this Agreement, is fully aware of its legal effect and has entered into it freely based on his own judgment.






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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          COMPANY

                                          autobytel.com inc.


                                          By /s/ MARK W. LORIMER
                                             -----------------------------------
                                             Mark W. Lorimer
                                             President, Chief Executive Officer


                                          ADVISOR


                                          /s/ PETER R. ELLIS
                                          --------------------------------------
                                          Peter R. Ellis







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